Exhibit 10.54

EIGHTH AMENDMENT TO AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 28, 2014, is entered into among ARCH RECEIVABLE COMPANY, LLC (the “Seller”), ARCH COAL SALES COMPANY, INC. (the “Servicer”), the various financial institutions party to the Agreement (as defined below) as Conduit Purchasers (the “Conduit Purchasers”), as Related Committed Purchasers (the “Related Committed Purchasers”), as LC Participants (the “LC Participants”), and as Purchaser Agents (the “Purchaser Agents”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator (the “Administrator”) and as LC Bank (the “LC Bank”; together with the Conduit Purchasers, the Related Committed Purchasers and the LC Participants, the “Purchasers”).

RECITALS

1.                                      The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement, dated as of February 24, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.                                      Concurrently herewith, the Seller, the Servicer, ACI, the Administrator and PNC are entering into that certain Seventh Amended and Restated Purchaser Group Fee Letter (the “PNC Fee Letter”), dated as of the date hereof.

3.                                      Concurrently herewith, the Seller, the Servicer, ACI, the Administrator, PNC, Atlantic and Credit Agricole are entering into that certain Payoff Agreement (the “Atlantic Payoff Agreement”), dated as of the date hereof.

4.                                      The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                            Certain Defined Terms.  Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.

SECTION 2.                            Amendments to the Agreement.  The Agreement is hereby amended as follows:

(a)                                 Section 1.2(f) of the Agreement is hereby replaced in its entirety with the following:

(f)                                   The Seller may, with the prior written consent of the Administrator and each Purchaser Agent (and, in the case of a new related LC Participant, the LC Bank), which consent may be granted or withheld in their sole discretion, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment; provided, that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser; provided, further, that neither the Commitment of any new Purchaser Group nor the aggregate increase in the Commitment of existing Related Committed Purchasers shall exceed $50,000,000 and in connection with any such increase or addition shall be a corresponding increase in the Purchase Limit.  Each new Conduit Purchaser, Related Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex F hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Related Committed Purchaser or related LC Participant, be executed by each Person in such new Purchaser’s Purchaser Group).

(b)                                 The second sentence of Section 4.3 of the Agreement is hereby replaced in its entirety with the following:

Upon the occurrence of (i) a Termination Event, the Administrator may (and shall, at the direction of the Majority Purchaser Agents) or (ii) the Minimum Liquidity Event Date, the Administrator may (and shall, at the direction of any Purchaser Agent), in either case, at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following:  (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement.

(c)                                  The “Commitment” and “Pro-Rata Share” information set forth on each of PNC’s signature pages to the Agreement is hereby deleted in its entirety.

(d)                                 Each signature block as well as notice information thereunder for Atlantic and Credit Agricle set forth on the signature pages to the Agreement are hereby deleted in their entirety.

(e)                                  The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:

“Anti-Terrorism Laws” means any applicable laws or regulation relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such applicable laws or regulations, all as amended, supplemented or replaced from time to time.

“Appropriate Percentage” means, with respect to each Special Subsidiary, the percentage of the equity of such Person owned by ACI or any Subsidiary of ACI.

“Covered Entity” means (a) the Seller, the Servicer, the Performance Guarantor, the Transferor and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Eighth Amendment Effective Date” means the date on which that certain Eighth Amendment to this Agreement, dated as of October 28, 2014, becomes effective in accordance with its terms.

“Liquidity Trigger” means $550,000,000.

“Liquidity Trigger Date” means the date, if any, upon which either (i) the Seller or the Servicer delivers an Information Package or Interim Report pursuant to this Agreement that evidences Liquidity is less than the Liquidity Trigger or (ii) Liquidity at such time is less than the Liquidity Trigger.

“Minimum Liquidity” means $650,000,000.

“Minimum Liquidity Event Date” means the date, if any, upon which either (i) the Seller or the Servicer delivers an Information Package or Interim Report pursuant to this Agreement that evidences Liquidity is less than the Minimum Liquidity or (ii) Liquidity at such time is less than the Minimum Liquidity.

“Minimum Liquidity Event Period” means each period, if any, commencing on a Minimum Liquidity Event Date and ending on (but not including) the date, if any, that the Seller or the Servicer delivers an Information Package or Interim Report pursuant to this Agreement that accurately reflects Liquidity being no less than the Minimum Liquidity as of the date of delivery thereof.

“Permitted Investments” has the meaning set forth in the Credit Agreement as of the Eighth Amendment Effective Date, without giving effect to any termination thereof or any further amendments, waivers, supplements or other modifications thereto.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Special Subsidiary” has the meaning set forth in the Credit Agreement as of the Eighth Amendment Effective Date, without giving effect to any termination thereof or any further amendments, waivers, supplements or other modifications thereto.

(f)                                   The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Credit Agreement” means (i) that certain Amended and Restated Credit Agreement, dated as of June 14, 2011, by and among ACI, the lenders party thereto, PNC, as administrative agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Citibank, N.A., as co-documentation agents, and PNC Capital Markets LLC and Morgan Stanley & Co., Inc., as joint lead arrangers and joint bookrunners or (ii) any other loan agreement, credit agreement or other agreement from time to time entered into by ACI, any Originator and/or any Affiliate thereof that provides for or is secured by, among other things, a mortgage, security interest or other Adverse Claim on any interest in real property or as extracted collateral (or any proceeds thereof) of any Originator related to such Originator’s mining operations or a minehead.

(g)                                  Clause (c) of the definition of “Eligible Receivables” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

(c)                                  the Obligor of which is not a Sanctioned Person,

(h)                                 The definition of “Excess Concentration” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Excess Concentration” means the sum of the following amounts: (i) the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the Concentration Percentage for such Obligor multiplied by the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have a stated maturity which is more than 35 days after the original invoice date of such Eligible Receivables exceeds (a) at any time during the Minimum Liquidity Event Period, 5% and (b) at any other time, 10%, of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is an Eligible Foreign Obligor exceeds (a) at any time during the Minimum Liquidity Event Period, 10% and (b) at any other time, 20%, of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iv) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the coal with respect to which has been shipped but not yet billed for more than 30 days but not more than 60 days from shipment exceeds 10% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (v) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the coal with respect to which has been shipped but not yet billed exceeds 50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

(i)                                     The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Facility Termination Date” means the earliest to occur of:  (a) December 8, 2017, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) with respect to each Purchaser Group, the earliest to occur of (i) the date that the commitments of the related Liquidity Providers, if any, terminate under the Liquidity Agreement and (ii) the date that the Commitments of all Related Committed Purchasers in such Purchaser Group terminate hereunder, (e) the date which is 30 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility, (f) with respect to the LC Bank, any LC Participant or any Related Committed Purchaser, the LC Bank’s, such LC Participant’s or such Related Committed Purchaser’s Scheduled Commitment

Termination Date and (g) the date that is two hundred seventy (270) days following the Liquidity Trigger Date.

(j)                                    The definition of “Liquidity” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Liquidity” means, at any time, the sum of (i) the liquid assets of ACI and its Subsidiaries (excluding Special Subsidiaries) at such time and (ii) without duplication, the Appropriate Percentage of each Special Subsidiary’s liquid assets, at such time in the form of (a) unrestricted cash, cash equivalents and Permitted Investments, plus (b) withdrawable funds from brokerage accounts, plus (c) the unused portion of the Purchase Limit, plus (d) the unused availability under the Credit Agreement.

(k)                                 The definition of “Mortgage” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Mortgage” means a mortgage or deed of trust in favor of any Person on any real property of any Originator for which all, or any portion thereof, is a location of such Originator’s mining operations or a minehead.

(l)                                     The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby amended by replacing the amount “$250,000,000” where it appears therein with the amount “$150,000,000”.

(m)                             The definition of “Scheduled Commitment Termination Date” set forth in Exhibit I to the Agreement is amended by replacing the date “December 9, 2014” where it appears therein with the date “December 8, 2017”.

(n)                                 Section 1(l) of Exhibit III to the Agreement is hereby replaced in its entirety with the following:

(l)                                     Investment Company Act. The Seller is neither (i) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended nor (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

(o)                                 The following new Section 1(n) is hereby added to Exhibit III of the Agreement immediately following existing Section 1(m) thereof:

(n)                                 Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(p)                                 The following new Section 2(j) is hereby added to Exhibit III to the Agreement immediately following existing Section 2(i) thereof:

(j)                                    Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(q)                                 Section 3(b)(iii) of Exhibit III to the Agreement is hereby amended by adding the phrase “or the Minimum Liquidity Event Date” immediately following the phrase “a Termination Event” where it appears therein.

(r)                                    Paragraph 1(a)(ii) of Exhibit IV to the Agreement is hereby amended by replacing the amount “$550,000,000” where it appears therein with the phrase “the Minimum Liquidity”.

(s)                                   The following new Section 1(s) is hereby added to Exhibit IV to the Agreement immediately following existing Section 1(r) thereof:

(s)                                   Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay Seller’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity.  Each Covered Entity shall comply with all Anti-Terrorism Laws.  Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(t)                                    Paragraph 2(a)(ii) of Exhibit IV to the Agreement is hereby amended by replacing the amount “$550,000,000” where it appears therein with the phrase “the Minimum Liquidity”.

(u)                                 The following new Section 2(m) is hereby added to Exhibit IV to the Agreement immediately following existing Section 2(l) thereof:

(m)                             Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay Servicer’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity.  Each Covered Entity shall comply with all Anti-Terrorism Laws.  Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(v)                                 Schedule IV to the Agreement is hereby replaced in its entirety with Schedule IV attached hereto.

(w)                               Each reference to “Credit Agricole Corporate and Investment Bank New York Branch”, “Atlantic” and “the Atlantic Purchaser Group” (in each case, however defined or referenced) set forth in Annex B and Annex C of the Agreement is hereby deleted in its entirety, mutatis mutandis.

SECTION 3.                            Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:

(a)                                 Representations and Warranties.  The representations and warranties made by such Person in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)                                 Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on its part.  This Amendment and the

Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.

(c)                                  No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 4.                            Effect of Amendment; Ratification.  All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as specifically set forth herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5.                            Effectiveness.  This Amendment shall become effective as of the date hereof, upon (I) receipt by the Administrator of duly executed counterparts of each of (a) this Amendment and (b) the PNC Fee Letter, (II) the Atlantic Payoff Agreement becoming effective in accordance with its terms and (III) payment by Seller of all fees payable on the date hereof under (and in accordance with) the PNC Fee Letter.

SECTION 6.                            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.                            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

SECTION 8.                            Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 9.                            Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.                     Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ARCH RECEIVABLE COMPANY, LLC,
as Seller

By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Vice President & Treasurer

ARCH COAL SALES COMPANY, INC.,
as Servicer

By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Vice President & Treasurer

ARCH COAL INC.,
as Performance Guarantor

By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Treasurer

Eighth Amendment to A&R RPA
 (Arch Coal)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

Eighth Amendment to A&R RPA
 (Arch Coal)

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

Eighth Amendment to A&R RPA
 (Arch Coal)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

Eighth Amendment to A&R RPA
 (Arch Coal)

ACKNOWLEDGED AND AGREED:

ARCH COAL, INC.

By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Treasurer

Eighth Amendment to A&R RPA
 (Arch Coal)

SCHEDULE IV

GROUP COMMITMENTS

Purchaser Group

Name	Capacity	Commitment	Group Commitment
PNC Purchaser Group	Purchaser Group	N/A	$150,000,000
PNC	Related Committed Purchaser	$150,000,000
PNC	LC Participant	$150,000,000
PNC	Purchaser Agent	N/A
PNC	LC Bank	N/A